                            PORTER & HEDGES, L.L.P.
                               ATTORNEYS AT LAW
                           700 LOUISIANA, 35TH FLOOR
                          HOUSTON, TEXAS  77002-2764
                           _________________________
                           TELECOPIER (713) 228-1331
                           TELEPHONE (713) 226-0600
                                                           MAILING ADDRESS:
                                                            P.O. BOX 4744
                                                        HOUSTON, TX 77210-4744

                               February 24, 2000


Applied Voice Recognition, Inc.
 d/b/a e-DOCS.net
1717 St. James Place, Suite 242
Houston, Texas  77056


    Re: APPLIED VOICE RECOGNITION, INC. REGISTRATION STATEMENT ON FORM S-8:
        FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT (TIMOTHY J. CONNOLLY) FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT (MILTON A. SPIEGELHAUER) FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT (ROBIN P. RITCHIE)


Gentlemen:

  We have acted as counsel to Applied Voice Recognition, Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates, among other things, to an aggregate of 1,054,852 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable pursuant to the First Amended and Restated Employment Agreement (Timothy J. Connolly), the First Amended and Restated Employment Agreement (Milton A. Spiegelhauer) and First Amended and Restated Employment Agreement (Robin P. Ritchie), each between the Company and the respective employee as an employment inducement (collectively, the "Written Compensation Contracts").

  We have examined the Written Compensation Contracts and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

  Based upon such examination and review, we are of the opinion that the Shares will, upon issuance in accordance with the Written Compensation Contracts, be validly issued, fully paid and non-assessable outstanding shares of Common Stock.

 This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.

  This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

                                    Very truly yours,

                                    /s/ Porter & Hedges, L.L.P.

                                    PORTER & HEDGES, L.L.P.